Exhibit 99.1

Oceaneering Reports Fourth Quarter and Full Year 2025 Results

HOUSTON, February 18, 2026 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported fourth quarter and full year 2025 results.

Fourth Quarter 2025 Results
•As compared to the fourth quarter of 2024:
◦Revenue was $669 million, a decrease of 6%.
◦Operating income was $65.4 million, a decrease of 16%.
◦Net income was $178 million, an increase of 217%, which included a discrete tax benefit due to the release of valuation allowances for deferred tax assets.
◦Adjusted EBITDA was $90.5 million, a decrease of 11%.
•Cash Flow and Share Repurchases
◦Cash flow provided by operating activities was $221 million.
◦Free cash flow was $191 million.
◦Shares repurchased were 419,005 for approximately $10.1 million.

Full Year 2025 Results
•As compared to the full year 2024:
◦Revenue was $2.8 billion, an increase of 5%.
◦Operating income was $305 million, an increase of 24%.
◦Net income was $354 million, an increase of 140%.
◦Adjusted EBITDA was $401 million, an increase of 16%.
•Cash Flow and Share Repurchases
◦Cash flow provided by operating activities was $319 million.
◦Free cash flow was $208 million.
◦Year-end cash and cash equivalents totaled $689 million, compared to $498 million at the end of 2024.
◦Shares repurchased were 1,810,732 for approximately $40.3 million. Approximately 5.4 million shares remain under the current repurchase authorization.

Rod Larson, Oceaneering's President and Chief Executive Officer, commented, "Our team concluded 2025 with strong operational execution, delivering fourth quarter adjusted EBITDA at the high end of our guidance range. We generated robust free cash flow of $191 million, driven primarily by the timing of customer collections. As expected, revenue and adjusted EBITDA declined compared to the fourth quarter of 2024 due to the unusually high level of international intervention and installation projects in our Offshore Projects Group segment (OPG) in the prior year.

"For the full year, we delivered solid financial results despite a challenging environment. Consolidated revenue and adjusted EBITDA both increased, making 2025 our seventh consecutive year of adjusted EBITDA growth. All of our operating segments achieved EBITDA improvements, with Manufactured Products and Aerospace and Defense Technologies (ADTech) recording the largest percentage increases. We secured $3.7 billion of orders in 2025 and ended the year with an enterprise-wide book-to-bill ratio of 1.33. Our backlog includes multi-year contracts in several segments, highlighted by a landmark ADTech award representing the largest initial contract value in our history.

"Looking ahead to 2026, we expect ADTech to be our primary growth engine, supported by our existing backlog and increased spending across defense and government markets. We anticipate results in our energy-focused businesses to be weighted towards the second half of the year as offshore activity improves. Based on these market dynamics and our current backlog, we are issuing our full year 2026 guidance."

Full Year 2026 Guidance
•Net income is expected to be in the range of $178 million to $203 million.
•Consolidated EBITDA is projected to be in the range of $390 million to $440 million.
•Free cash flow generation is forecasted to be in the range of $100 million to $120 million.
•Capital expenditures are expected to be in the range of $105 million to $115 million.
•Share repurchase activity is expected to continue.

Fourth Quarter 2025 Segment Results

As compared to the fourth quarter of 2024:
•Subsea Robotics (SSR) revenue of $212 million was essentially flat while operating income improved 7% to $67.8 million, and EBITDA margin improved to 38%. Margin expansion was driven by a 7% increase in ROV revenue per day utilized to $11,550, more than offsetting a decrease in ROV fleet utilization from 66% to 62%.
•Manufactured Products operating income of $20.4 million improved significantly and operating income margin expanded to 15% on 7% less revenue. Backlog was $511 million on December 31, 2025. The book-to-bill ratio was 0.84 for the 12-month period ending on December 31, 2025.
•OPG operating income of $15.0 million represented a year-over-year decrease of 62% on a 29% decrease in revenue. Operating income margin declined to 11%. These results reflect fewer high-margin international projects that positively benefited the fourth quarter of 2024.
•Integrity Management and Digital Solutions (IMDS) revenue decreased by 11%, with operating income and operating income margin declining significantly. The revenue decline largely reflects lower activity in Europe and West Africa, while the operating income decline was due to the revenue decline plus a loss realized as the result of the resolution of a commercial dispute.
•ADTech operating income increased 43% to $14.2 million on a 29% increase in revenue. Operating income margin was relatively flat at 11%.
•At the corporate level, Unallocated Expenses increased 26% to $52.0 million, due to additional accruals for performance-based compensation.

First Quarter 2026 Guidance

As compared to the first quarter of 2025, consolidated first quarter 2026 revenue is expected to be lower and EBITDA is expected to be in the range of $80 million to $90 million. This is driven by lower activity levels in energy markets at the start of 2026, which are expected to improve as the year progresses.

At the segment level, for the first quarter of 2026, as compared to the first quarter of 2025:
•SSR revenue is expected to increase slightly while operating income is expected to decrease due to changes in geographic mix.
•Manufactured Products operating income is forecasted to increase significantly on slightly lower revenue.
•OPG revenue and operating income are projected to decrease significantly due to year-over-year changes in volume and project mix.
•IMDS revenue and operating income are expected to be relatively flat.
•ADTech revenue is forecasted to increase significantly while operating income will expand marginally on project mix.
•Unallocated Expenses are expected to be in the $50 million range, due to higher costs associated with wage inflation, increased information technology costs, and foreign exchange impacts.

Oceaneering will provide more specific guidance on its expectations for 2026 during its fourth quarter 2025 conference call.

Non-GAAP Financial Measures

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA on a consolidated and on a segment basis (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, First Quarter 2026 Consolidated EBITDA Estimate, 2026 Consolidated EBITDA Estimate, 2026 Free Cash Flow Estimate, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Conference Call Details

Oceaneering has scheduled a conference call and webcast on Thursday, February 19, 2026 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time), to discuss its results for the fourth quarter and full year of 2025, as well as its guidance for the first quarter and full year of 2026. A link to the webcast will be posted on Oceaneering's Investor Relations website. A replay of the conference call will be made available on the website approximately two hours following the conclusion of the live call.

Forward-Looking Statements

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business, and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s expectations regarding: ADTech and offshore markets for 2026; first quarter 2026 guidance for consolidated revenue, consolidated EBITDA, revenue, and operating income by segment, and Unallocated Expenses; full-year 2026 guidance for net income, consolidated EBITDA, free cash flow, capital expenditures, and that share purchase activity will continue in 2026; and the characterization, whether positive or otherwise, of market fundamentals, conditions, and dynamics, robotics markets, offshore energy activity levels (including by geographic location), pricing levels, day rates, ROV days utilized, average ROV revenue per day utilized, vessel utilization, growth, bidding activity, outlook, performance, opportunities, and future financials, including as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, considerable, healthy, or significant (which is used herein to indicate a change of 20% or greater).

The forward-looking statements included in this release are based on Oceaneering's current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth, and the supply and demand of offshore drilling rigs; the indirect consequences of climate change and climate-related business trends; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development, and production companies; the use of subsea completions and our ability to capture associated market share; future budgetary and fiscal constraints imposed by the United States government, including the risk of government shutdowns; general economic and business conditions and industry trends and uncertainty, including those related to tariffs and retaliatory tariffs; the strength of the industry segments in which we are involved; cancellations of contracts, customer contract disputes, change orders, and other contractual modifications, force majeure declarations, and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms, and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in data privacy and security laws, regulations, and standards; changes in tax laws, regulations, and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development, and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military, and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts, or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

About Oceaneering

Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, and manufacturing industries.

For more information, please visit www.oceaneering.com.

Contact:
investorrelations@oceaneering.com

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.
713-329-4755
- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Dec 31, 2025	Dec 31, 2024
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $688,874 and $497,516)				$1,512,400	$1,387,896
Net property and equipment				451,693	420,098
Other assets				703,161	528,353
Total Assets				$2,667,254	$2,336,347

LIABILITIES AND EQUITY
Current liabilities				$761,726	$796,938
Long-term debt				487,417	482,009
Other long-term liabilities				341,448	337,078
Equity				1,076,663	720,322
Total Liabilities and Equity				$2,667,254	$2,336,347

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Year Ended
	Dec 31, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2025	Dec 31, 2024
	(in thousands, except per share amounts)

Revenue	$668,574	$713,450	$742,898	$2,784,156	$2,661,161
Cost of services and products	536,302	571,513	590,166	2,215,714	2,175,667
Gross margin	132,272	141,937	152,732	568,442	485,494
Selling, general and administrative expense	66,889	64,057	66,224	263,890	239,224
Operating income (loss)	65,383	77,880	86,508	304,552	246,270
Interest income	4,118	3,407	3,704	14,483	12,124
Interest expense, net of amounts capitalized	(9,049)	(9,741)	(9,381)	(36,977)	(37,917)
Equity in income (losses) of unconsolidated affiliates	276	142	97	1,046	929
Other income (expense), net	(2,529)	(2,862)	(1,021)	2,796	3,510
Income (loss) before income taxes	58,199	68,826	79,907	285,900	224,916
Provision (benefit) for income taxes	(119,454)	12,727	8,618	(67,861)	77,448
Net Income (Loss)	$177,653	$56,099	$71,289	$353,761	$147,468

Weighted average diluted shares outstanding	100,760	102,140	101,057	101,262	102,369
Diluted earnings (loss) per share	$1.76	$0.55	$0.71	$3.49	$1.44

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2025	Dec 31, 2024
	($ in thousands)
Subsea Robotics
Revenue	$211,687	$212,190	$218,767	$855,216	$829,822
Operating income (loss)	$67,828	$63,526	$65,142	$257,107	$235,211
Operating income (loss) %	32%	30%	30%	30%	28%
ROV days available	23,000	23,000	23,000	91,250	91,500
ROV days utilized	14,285	15,211	14,962	59,629	61,382
ROV utilization	62%	66%	65%	65%	67%

Manufactured Products
Revenue	$132,405	$142,999	$156,395	$568,971	$555,500
Operating income (loss)	$20,370	$4,163	$24,651	$72,460	$43,000
Operating income (loss) %	15%	3%	16%	13%	8%
Backlog at end of period	$511,000	$604,000	$568,000	$511,000	$604,000

Offshore Projects Group
Revenue	$130,777	$184,386	$171,046	$616,045	$591,037
Operating income (loss)	$15,037	$39,313	$23,692	$96,058	$73,699
Operating income (loss) %	11%	21%	14%	16%	12%

Integrity Management & Digital Solutions
Revenue	$66,454	$75,062	$70,781	$284,020	$291,866
Operating income (loss)	$(124)	$2,025	$2,756	$10,741	$9,827
Operating income (loss) %	—%	3%	4%	4%	3%

Aerospace and Defense Technologies
Revenue	$127,251	$98,813	$125,909	$459,904	$392,936
Operating income (loss)	$14,223	$9,930	$16,557	$57,744	$42,201
Operating income (loss) %	11%	10%	13%	13%	11%

Unallocated Expenses
Operating income (loss)	$(51,951)	$(41,077)	$(46,290)	$(189,558)	$(157,668)

Total
Revenue	$668,574	$713,450	$742,898	$2,784,156	$2,661,161
Operating income (loss)	$65,383	$77,880	$86,508	$304,552	$246,270
Operating income (loss) %	10%	11%	12%	11%	9%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2025	Dec 31, 2024
	(in thousands)

Capital expenditures, including acquisitions	$30,440	$61,023	$24,215	$111,015	$134,285
Capitalized cloud-based service contract costs	5,588	—	7,161	17,012	—
Total Capital Expenditures	$36,028	$61,023	$31,376	$128,027	$134,285

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$13,388	$12,049	$13,283	$50,792	$48,916
Manufactured Products	2,765	2,979	2,768	10,924	12,452
Offshore Projects Group	4,389	5,033	4,290	18,031	22,451
Integrity Management & Digital Solutions	1,887	1,615	1,830	7,286	6,025
Total Energy Services and Products	22,429	21,676	22,171	87,033	89,844
Aerospace and Defense Technologies	904	705	1,082	3,719	2,620
Unallocated Expenses	2,951	2,761	2,870	11,503	10,979
Total Depreciation and Amortization	$26,284	$25,142	$26,123	$102,255	$103,443

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included adjusted net income (loss) and diluted earnings (loss) per Share (EPS), each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA), EBITDA Margins, 2025 consolidated adjusted EBITDA, consolidated adjusted EBITDA margins, and free cash flow, and 2026 consolidated EBITDA and free cash flow estimates, as well as the following by segment: EBITDA, EBITDA margins, adjusted EBITDA, and adjusted EBITDA margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and adjusted EBITDA margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. Due to the forward-looking nature of EBITDA for the first quarter of 2026, and for the full year of 2026, we cannot reliably predict certain of the necessary line items for the reconciliations to net income and, accordingly, have excluded such line items in the reconciliation. EBITDA and EBITDA margins, adjusted EBITDA and adjusted EBITDA margins, and related information by segment are each non-GAAP financial measures. We define free cash flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins, and free cash flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins, and free cash flow (and the adjusted amounts thereof) may not be comparable to similarly titled measures that other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows, or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Dec 31, 2025		Dec 31, 2024		Sep 30, 2025
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$177,653	$1.76	$56,099	$0.55	$71,289	$0.71
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	2,721		2,789		999
Total pre-tax adjustments	2,721		2,789		999

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(1,389)		77		(902)
Discrete tax items:
Share-based compensation	—		(9)		(4)
Uncertain tax positions	1,044		2,744		(1,106)
Valuation allowances	(155,503)		(24,058)		(6,279)
Other	21,091		(182)		(8,236)
Total discrete tax adjustments	(133,368)		(21,505)		(15,625)
Total of adjustments	(132,036)		(18,639)		(15,528)
Adjusted Net Income (Loss)	$45,617	$0.45	$37,460	$0.37	$55,761	$0.55
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		100,760		102,140		101,057

			For the Year Ended
			Dec 31, 2025		Dec 31, 2024
			Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
			(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP			$353,761	$3.49	$147,468	$1.44
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses			(2,760)		(866)
Total pre-tax adjustments			(2,760)		(866)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods			3,846		1,540
Discrete tax items:
Share-based compensation			(1,109)		(1,985)
Uncertain tax positions			(2,482)		3,123
Valuation allowances			(167,496)		(20,726)
Other			11,426		(11,410)
Total discrete tax adjustments			(159,661)		(30,998)
Total of adjustments			(158,575)		(30,324)
Adjusted Net Income (Loss)			$195,186	$1.93	$117,144	$1.14
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)				101,262		102,369

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Year Ended
	Dec 31, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2025	Dec 31, 2024
	($ in thousands)

Net income (loss)	$177,653	$56,099	$71,289	$353,761	$147,468
Depreciation and amortization	26,284	25,142	26,123	102,255	103,443
Subtotal	203,937	81,241	97,412	456,016	250,911
Interest expense, net of interest income	4,931	6,334	5,677	22,494	25,793
Amortization included in interest expense	(1,648)	(1,555)	(1,627)	(6,421)	(6,075)
Provision (benefit) for income taxes	(119,454)	12,727	8,618	(67,861)	77,448
EBITDA	87,766	98,747	110,080	404,228	348,077
Adjustments for the effects of:
Foreign currency (gains) losses	2,721	2,789	999	(2,760)	(866)
Total of adjustments	2,721	2,789	999	(2,760)	(866)
Adjusted EBITDA	$90,487	$101,536	$111,079	$401,468	$347,211

Revenue	$668,574	$713,450	$742,898	$2,784,156	$2,661,161

EBITDA margin %	13%	14%	15%	15%	13%
Adjusted EBITDA margin %	14%	14%	15%	14%	13%

Free Cash Flow

	For the Three Months Ended			For the Year Ended
	Dec 31, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2025	Dec 31, 2024
	(in thousands)
Net Income (loss)	$177,653	$56,099	$71,289	$353,761	$147,468
Non-cash adjustments:
Depreciation and amortization	26,284	25,142	26,123	102,255	103,443
Other non-cash	(133,269)	(8,575)	(204)	(113,373)	3,291
Other increases (decreases) in cash from operating activities	150,461	55,711	4,055	(23,782)	(50,988)
Cash flow provided by (used in) operating activities	221,129	128,377	101,263	318,861	203,214
Purchases of property and equipment	(30,440)	(33,874)	(24,215)	(111,015)	(107,136)
Free Cash Flow	$190,689	$94,503	$77,048	$207,846	$96,078

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

First Quarter 2026 Consolidated EBITDA Estimate

	For the Three Months Ending
	March 31, 2026
	Low	High
	(in thousands)
Income (loss) before income taxes	$51,000	$57,000
Depreciation and amortization	26,000	29,000
Subtotal	77,000	86,000
Interest expense, net of interest income	5,000	6,000
Amortization included in interest expense	(2,000)	(2,000)
Consolidated EBITDA	$80,000	$90,000

2026 Consolidated EBITDA Estimate

	For the Year Ending
	December 31, 2026
	Low	High
	(in thousands)
Income (loss) before income taxes	$270,000	$307,000
Depreciation and amortization	105,000	114,000
Subtotal	375,000	421,000
Interest expense, net of interest income	21,000	26,000
Amortization included in interest expense	(6,000)	(7,000)
Consolidated EBITDA	$390,000	$440,000

2026 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2026
	Low	High
	(in thousands)
Net income (loss)	$178,000	$203,000
Depreciation and amortization	105,000	114,000
Other increases (decreases) in cash from operating activities	(78,000)	(82,000)
Cash flow provided by (used in) operating activities	205,000	235,000
Purchases of property and equipment	(105,000)	(115,000)
Free Cash Flow	$100,000	$120,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$67,828	$20,370	$15,037	$(124)	$14,223	$(51,951)	$65,383
Adjustments for the effects of:
Depreciation and amortization	13,388	2,765	4,389	1,887	904	2,951	26,284
Other pre-tax	—	—	—	—	—	(3,901)	(3,901)
EBITDA	81,216	23,135	19,426	1,763	15,127	(52,901)	87,766
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,721	2,721
Total of adjustments	—	—	—	—	—	2,721	2,721
Adjusted EBITDA	$81,216	$23,135	$19,426	$1,763	$15,127	$(50,180)	$90,487

Revenue	$211,687	$132,405	$130,777	$66,454	$127,251		$668,574
Operating income (loss) % as reported in accordance with GAAP	32%	15%	11%	—%	11%		10%
EBITDA Margin	38%	17%	15%	3%	12%		13%
Adjusted EBITDA Margin	38%	17%	15%	3%	12%		14%

	For the Three Months Ended December 31, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$63,526	$4,163	$39,313	$2,025	$9,930	$(41,077)	$77,880
Adjustments for the effects of:
Depreciation and amortization	12,049	2,979	5,033	1,615	705	2,761	25,142
Other pre-tax	—	—	—	—	—	(4,275)	(4,275)
EBITDA	75,575	7,142	44,346	3,640	10,635	(42,591)	98,747
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,789	2,789
Total of adjustments	—	—	—	—	—	2,789	2,789
Adjusted EBITDA	$75,575	$7,142	$44,346	$3,640	$10,635	$(39,802)	$101,536

Revenue	$212,190	$142,999	$184,386	$75,062	$98,813		$713,450
Operating income (loss) % as reported in accordance with GAAP	30%	3%	21%	3%	10%		11%
EBITDA Margin	36%	5%	24%	5%	11%		14%
Adjusted EBITDA Margin	36%	5%	24%	5%	11%		14%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$65,142	$24,651	$23,692	$2,756	$16,557	$(46,290)	$86,508
Adjustments for the effects of:
Depreciation and amortization	13,283	2,768	4,290	1,830	1,082	2,870	26,123
Other pre-tax	—	—	—	—	—	(2,551)	(2,551)
EBITDA	78,425	27,419	27,982	4,586	17,639	(45,971)	110,080
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	999	999
Total of adjustments	—	—	—	—	—	999	999
Adjusted EBITDA	$78,425	$27,419	$27,982	$4,586	$17,639	$(44,972)	$111,079

Revenue	$218,767	$156,395	$171,046	$70,781	$125,909		$742,898
Operating income (loss) % as reported in accordance with GAAP	30%	16%	14%	4%	13%		12%
EBITDA Margin	36%	18%	16%	6%	14%		15%
Adjusted EBITDA Margin	36%	18%	16%	6%	14%		15%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Year Ended December 31, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$257,107	$72,460	$96,058	$10,741	$57,744	$(189,558)	$304,552
Adjustments for the effects of:
Depreciation and amortization	50,792	10,924	18,031	7,286	3,719	11,503	102,255
Other pre-tax	—	—	—	—	—	(2,579)	(2,579)
EBITDA	307,899	83,384	114,089	18,027	61,463	(180,634)	404,228
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(2,760)	(2,760)
Total of adjustments	—	—	—	—	—	(2,760)	(2,760)
Adjusted EBITDA	$307,899	$83,384	$114,089	$18,027	$61,463	$(183,394)	$401,468

Revenue	$855,216	$568,971	$616,045	$284,020	$459,904		$2,784,156
Operating income (loss) % as reported in accordance with GAAP	30%	13%	16%	4%	13%		11%
EBITDA Margin	36%	15%	19%	6%	13%		15%
Adjusted EBITDA Margin	36%	15%	19%	6%	13%		14%

	For the Year Ended December 31, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$235,211	$43,000	$73,699	$9,827	$42,201	$(157,668)	$246,270
Adjustments for the effects of:
Depreciation and amortization	48,916	12,452	22,451	6,025	2,620	10,979	103,443
Other pre-tax	—	—	—	—	—	(1,636)	(1,636)
EBITDA	284,127	55,452	96,150	15,852	44,821	(148,325)	348,077
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(866)	(866)
Total of adjustments	—	—	—	—	—	(866)	(866)
Adjusted EBITDA	$284,127	$55,452	$96,150	$15,852	$44,821	$(149,191)	$347,211

Revenue	$829,822	$555,500	$591,037	$291,866	$392,936		$2,661,161
Operating income (loss) % as reported in accordance with GAAP	28%	8%	12%	3%	11%		9%
EBITDA Margin	34%	10%	16%	5%	11%		13%
Adjusted EBITDA Margin	34%	10%	16%	5%	11%		13%